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Exhibit 99.3

Form of Election and Transmittal Form (Preferred Shares)

Southeast Texas Bancshares, Inc.
700 Calder
Beaumont, Texas 77701

                       , 2004

Dear Southeast Texas Shareholder:

        As you know, Texas Regional Bancshares, Inc. and Southeast Texas Bancshares, Inc. have entered into an Agreement and Plan of Merger dated as of November 19, 2003, pursuant to which, subject to certain conditions, including the approval and adoption of the merger agreement by the shareholders of Southeast Texas, Southeast Texas will merge with and into Texas Regional Delaware, Inc., a wholly owned subsidiary of Texas Regional. As outlined in the proxy statement/prospectus, the terms of the merger agreement allow you to choose, subject to adjustment, the type of merger consideration (either all cash, all Texas Regional common stock or part cash and part Texas Regional common stock) that you wish to receive in exchange for your Southeast Texas shares.

        According to our records, you are a preferred shareholder of Southeast Texas. As a part of the transaction, all preferred shares must be converted to common shares for the transaction to proceed. If the preferred shareholders do not convert their preferred shares to common, it is expected that the transaction will not be consummated. A part of the accompanying Election and Transmittal Form provides for the conversion of your preferred shares to Southeast Texas common shares immediately prior to the closing. If the transaction is not completed for any reason, your preferred shares will still be outstanding as preferred shares and will remain subject to the Statement of Determination of Rights and Preferences of the Series D 6% Preferred Stock of Southeast Texas Bancshares, Inc..

        At this time you may also choose the merger consideration that you wish to receive. You may choose to receive either Texas Regional common stock or cash or part cash and part Texas Regional common stock for your Southeast Texas common shares. All the documents necessary to complete your election are included in this package. Please review the following documents carefully:

  1.
  The Election and Transmittal Form, which enables you to make your election, attach your stock certificates and complete the Substitute Form W-9 to certify your taxpayer identification/social security number;

  2.
  The Substitute Form W-9 Guidelines (included in the Election and Transmittal Form); and

  3.
  A Return Envelope for mailing items to Texas State Bank, acting as the Exchange Agent.

        Before making your election, you should also carefully read the proxy statement/prospectus mailed to you with this form. After reading the proxy statement/prospectus, please complete the Election and Transmittal Form and the Substitute Form W-9, attach your Southeast Texas share certificate(s) and mail these items to Texas State Bank.

        To be effective, the Election and Transmittal Form and your stock certificate(s) must be received no later than 5:00 p.m. McAllen, Texas time five trading days prior to the date of closing (the 'Election Deadline'). Texas Regional will publicly announce the closing date and election deadline as soon as possible after the Southeast Texas shareholder meeting.

        If you fail to make a proper election by the Election Deadline for your Southeast Texas shares (including delivery of your stock certificates), you will receive cash and/or stock consideration based on what other Southeast Texas shareholders have elected to receive and the limits on the aggregate amount of Southeast Texas common shares that may be exchanged for cash and Texas Regional common stock in the merger.

        If you have any questions regarding the enclosed forms, please contact Janie S. Moran, Controller of Texas Regional Bancshares, Inc. at (956) 632-7735. If you cannot locate your stock certificates please contact Ms. Moran immediately, to receive replacement instructions so that you can submit a valid election form before the election deadline.

        This communication is not a solicitation from any shareholder of Southeast Texas. Texas Regional has filed with the Securities and Exchange Commission (the SEC) a registration statement on Form S-4 related to this transaction. The Proxy Statement/Prospectus that was mailed to Southeast Texas shareholders on                        , 2004, is a part of the registration statement. Texas Regional may file other documents relevant to the companies and the merger. INVESTORS IN SOUTHEAST TEXAS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors may obtain these documents free of charge at the SEC's website, www.sec.gov. Documents filed with the SEC by Texas Regional are also available free of charge on Texas Regional's website at www.trbsinc.com, or by contacting Texas Regional's Chief Financial Officer, Ted Pigott, by phone at (956) 632-7613.

Return this form with your Southeast Texas share certificates no later than 5 PM McAllen, Texas time at least 5 trading days prior to closing	FORM OF ELECTION AND LETTER OF TRANSMITTAL Return this form and your Southeast Texas Share Certificates as follows:	Do you need Assistance? Please call TOLL FREE 1-800-881-7635

PLEASE COMPLETE THIS FORM AND SEND BY MAIL (using the enclosed envelope)
OR BY HAND DELIVERY OR OVERNIGHT COURIER TO:

Southeast Texas Bancshares, Inc.
Attention: William G. McNinch
700 Calder
Beaumont, Texas 77701

  ALL OF YOUR SOUTHEAST TEXAS SHARE CERTIFICATES
  MUST ACCOMPANY THIS FORM.

  THIS FORM IS FOR SOUTHEAST TEXAS SERIES D PREFERRED SHAREHOLDERS

1.	About You
Shareholder's Name:
(Please print exactly as shown on your share certificates; use a different form for any shares held in a different name.)
2.	Conversion of Preferred Shares to Common Shares

The undersigned is a preferred shareholder of Southeast Texas Bancshares, Inc. By execution below, as permitted by section 11 of the Statement of Determination of Rights and Preferences of Series D 6% Preferred Stock of Southeast Texas Bancshares, Inc. (the Statement of Determination), the undersigned hereby elects to convert into Southeast Texas common shares all shares of Series D 6% preferred stock standing of record in the name of the undersigned on the stock transfer records of Southeast Texas, with such conversion to be effective immediately prior to the closing of the merger of Southeast Texas with and into a subsidiary of Texas Regional Bancshares, Inc. The undersigned will receive one share of Southeast Texas common stock for each share of preferred stock held, as provided in the Statement of Determination.
3.	Election Options and Required Signatures—Complete parts A, B and C (including the Substitute Form W-9)
Part A: Election Options (mark only one)
☐	1.	Exchange all Southeast Texas common shares for cash.	☐	2.	Exchange all Southeast Texas common shares for Texas Regional common stock.	☐	3.	Exchange Southeast Texas common shares for cash, and

         Southeast Texas common shares for Texas Regional common stock.

Total must equal the total number of preferred shares held since the preferred shares will be converted into Southeast Texas common shares in a one-for-one ratio.
Part B: Required Signatures

All Southeast Texas shareholders must sign below. Be sure to provide the shareholder's social security number as indicated. The shareholder who provides the social security number must also sign the W-9.

Signature	Social Security Number

Additional Signature (if joint account)
Please provide your telephone number (include area code):

Part C: Transmittal to transfer agent and registrar

COMPUTERSHARE TRUST COMPANY OF NEW YORK
as Agent of
TEXAS REGIONAL BANCSHARES, INC.

DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	Certificate No(s)	Number of Shares

TOTAL SHARES

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below.

FOR TELEPHONE ASSISTANCE PLEASE CALL: 1-956-632-7735

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

If your Certificate(s) have been lost, stolen, misplaced or mutilated contact Janie Moran at Texas Regional at 1-956-632-7735.
See Instruction 5.

SPECIAL ISSUANCE INSTRUCTIONS		SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate and/or check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:		Complete ONLY if the new certificate/check is to be mailed to some address other than the address reflected above. Mail to:
Name:		Name:
Address:		Address:

(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3, 4 & 6)

YOU MUST SIGN IN THE BOX BELOW.		Also:	Sign and provide your tax ID number on the back of this form

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent		SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3, or 4.		Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a Signature Guarantee Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution"), the above signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.
Registered Holder		Authorized Signature
Registered Holder		Name of Firm
Title, if any		Address of Firm—Please Print
Date:	Phone No.:

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
(Please read carefully the instructions below)

        1.    Method of Delivery:    Your old certificate(s) and the Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to the Company. The method of delivery of Certificates to be surrendered to the Exchange Agent at one of the addresses set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured, is suggested. A return envelope is enclosed.

        2.    New Certificate issued in the Same Name:    If the new certificate and/or check is issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the Certificate(s). Signature guarantees are not required if the Certificate(s) surrendered herewith are submitted by the registered owner of such Shares who has not completed the section entitled 'Special Issuance Instructions' or are for the account of an Eligible Institution.

        If any of the Shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittals executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

        3.    New Certificate issued in Different Name:    If the section entitled 'Special Issuance Instructions' is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an 'Eligible Institution'). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the Certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

        4.    Special Issuance and Delivery Instructions:    Indicate the name and address in which the new Certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the Shares. If Special Issuance Instructions have been completed , the shareholder named therein will be considered the record owner for this purpose.

        5.    Letter of Transmittal Required:    Surrender of Certificate(s), Lost Certificate(s): You will not receive your new Certificate and/or check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at 1-956-632-7735 prior to submitting your certificates for exchange.

        6.    Substitute Form W-9:    Under the Federal Income Tax Law, a non-exempt shareholder is required to provide the Exchange Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to backup withholding on any cash payment.

        The surrendering stockholder must check the box in Part III if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold the required amount on all reportable payments to such surrendering stockholders of any Cash consideration due for their former Shares. Please review the enclosed Guidelines for Certification of Taxpayers Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

PAYER: COMPUTERSHARE TRUST COMPANY OF NEW YORK

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part I—PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. or Employer Identification No.

Part II—For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed therein.

Part III Awaiting TIN: ☐

Payer's Request for Taxpayer Identification Number (TIN)	Certification—Under penalties of perjury, I certify that: (1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).	Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). Also see instructions in the enclosed Guidelines.

PLEASE SIGN HERE	Signature	Date

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Form of Election and Transmittal Form (Preferred Shares)